Exhibit 10.16

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

HEALTHPORT, INC. 2009 OMNIBUS INCENTIVE PLAN

THIS AGREEMENT (this “Agreement”) is entered into as of the      day of                     , 20    , by and between HealthPort, Inc., a Delaware corporation (the “Company”), and                                          (the “Participant”).

Preliminary Statement

The Company has adopted the HealthPort, Inc. 2009 Omnibus Incentive Plan (the “Plan”), which is administered by the Compensation Committee of the Board of Directors (the “Committee”). Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

For and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock Units.

Subject to the restrictions and other conditions set forth herein and in the Plan, the Committee hereby grants the Participant                      restricted stock units (the “Restricted Stock Units”) in accordance with the provisions of Article X of the Plan on                         , 20     (the “Grant Date”).

2. Vesting and Payment.

(a) Except as set forth in Section 2(e) hereof, the Restricted Stock Units shall vest on a cumulative basis as set froth below, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date:

Vesting Date	Number of Units
[—] Anniversary of Grant Date	[—]%

(b) There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.

(c) Subject to the provisions of Section 2(d) hereof, within thirty (30) days following the vesting of the Restricted Stock Units, the Participant shall receive the number of shares of Common Stock that correspond to the number of Restricted Stock Units that have become vested on the applicable vesting date; provided that the Participant shall be obligated to pay to the Company the aggregate par value of the shares of Common Stock to be issued within ten (10) days following the issuance of such shares unless such shares have been issued by the Company from the Company’s treasury.

(d) If permitted by the Company, the Participant may elect, in accordance with the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the shares of Common Stock that would otherwise be distributed to the Participant hereunder (the “Deferred Shares”), consistent with the requirements of Section 409A of the Code. Upon the vesting of Restricted Stock Units that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”). Subject to Section 4 hereof, the number of shares of Common Stock equal to the number of Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A of the Code.

(e) [The Restricted Stock Units shall become fully vested and payable upon the occurrence of a Change in Control so long as the Participant has not incurred a Termination prior to such Change in Control.]

3. Termination. Subject to Section 2 hereof, and except as otherwise determined by the Committee, all unvested Restricted Stock Units shall be immediately forfeited by the Participant upon the Participant’s Termination with the Company and its Subsidiaries.

4. Dividend Equivalents. Cash dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the Restricted Stock Units are delivered to the Participant in accordance with the provisions of Sections 2(c) through 2(e) hereof. Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant, provided that such stock dividends shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the Restricted Stock Units are delivered to the Participant in accordance with the provisions of Sections 2(c) through 2(e) hereof.

5. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Restricted Stock Unit unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or in Section 4 hereof.

6. Restrictions on Transfer. No portion of the Restricted Stock Units may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the Restricted Stock Units as provided herein, unless and until payment is made in respect of vested Restricted Stock Units in accordance with the provisions hereof.

7. Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock hereunder, payment by the Participant of, any federal, state, local or foreign taxes required by law to be withheld in accordance with the provisions of Section 15.4 of the Plan.

8. Provisions of Plan Control. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and this Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede any prior agreements between the Company and the Participant with respect to the subject matter hereof.

9. Amendment. To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code or any other applicable law. Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced. Payment of the shares of Common Stock upon vesting of the Restricted Stock Units hereunder is intended to qualify as a “short-term deferral” under Section 409A of the Code.

10. Changes in Capitalization. The Restricted Stock Units shall be subject to the provisions of Section 4.2 of the Plan relating to adjustments for changes in corporate capitalization.

11. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by private courier, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

HealthPort, Inc.

925 North Point Parkway

Suite 350

Alpharetta, Georgia 30005

Attention:

If to the Participant, to the address on file with the Company.

12. No Obligation to Continue Service. This Agreement is not an agreement of employment or service. This Agreement does not guarantee that the Company or its Affiliates will employ or retain, or to continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including, but not limited to, any period during which any Restricted Stock Unit is outstanding, nor does it modify in any respect the Company’s or any of its Affiliate’s right to terminate or modify the Participant’s employment or compensation at any time.

13. Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 13.

14. Securities Representations. The grant of the Restricted Stock Units and issuance of shares of Common Stock upon vesting of the Restricted Stock Units shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which such shares may then be listed. As a condition to the settlement of the Restricted Stock Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation.

This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 14.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares and the Company is under no obligation to register such shares (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the shares of Common Stock may be made only in limited amounts in accordance with such terms and conditions.

15. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Restricted Stock Units awarded under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including to countries with less data protection than the data protection provided by the Participant’s home country. This authorization and consent is freely given by the Participant.

16. Miscellaneous.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

(c) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(d) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

17. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Restricted Stock Units made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; and (c) no past grants or awards (including, without limitation, the Restricted Stock Units awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HEALTHPORT, INC.

By:

Name:

Title:

PARTICIPANT